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SAMUEL KLEIN AND COMPANY
   CERTIFIED PUBLIC ACCOUNTANTS


Please Reply to:  550 Broad Street               36 West Main Street, Suite 301
Newark  x         Newark, New Jersey 07102-4517  Freehold, New Jersey 07728-2291
Freehold          Phone (973) 624-6100           Phone (732) 780-2600
                  Fax (973) 624-6101             Fax (732) 780-1030


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference of our firm under the caption "Experts" and to the incorporation of our report dated November 19, 2004 for the audited consolidated balance sheets of Valley Forge Scientific Corp. and Subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years ended September 30, 2004, included in this Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-125521) and the related Joint Proxy Statement/Prospectus.

                                    /s/ SAMUEL KLEIN AND COMPANY

                                    SAMUEL KLEIN AND COMPANY
                                    CERTIFIED PUBLIC ACCOUNTANTS

Newark, New Jersey
June 7, 2005